As filed with the Securities and Exchange Commission on August 7, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
WISCONSIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	39-1391525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

231 West Michigan Street	53201
P.O. Box 1331	(Zip Code)
Milwaukee, Wisconsin
(Address of Principal Executive Offices)
WISCONSIN ENERGY CORPORATION
EMPLOYEE RETIREMENT SAVINGS PLAN
(Full title of the Plan)
Jeffrey West
Vice President and Treasurer
231 West Michigan Street
P.O. Box 1331
Milwaukee, Wisconsin 53201
(Name, address and telephone number, including area code, of agent for service)
Copy to:
John T. W. Mercer
Mercer Thompson LLC
191 Peachtree Street, N.E.
Suite 3265
Atlanta, Georgia 30303
(404) 577-4201
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to Be	Offering Price	Aggregate Offering	Amount of
Title of Securities to Be Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee
Common Stock, $.01 par value	5,000,000 shares	$43.36	$216,800,000	$12,098

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an inderteminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the New York Stock Exchange on August 5, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The documents listed below are incorporated by reference in this registration statement; and all documents subsequently filed by Wisconsin Energy Corporation (“WEC” or the “registrant”) or the Wisconsin Energy Corporation Employee Retirement Savings Plan (the “Plan”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. However, no information furnished under Items 2.02 or 7.01 of any current report on Form 8-K will be incorporated by reference in this registration statement unless specifically stated otherwise.
•	The registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.

•	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2008.

•	The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009.

•	The registrant’s Current Reports on Form 8-K filed March 16, 2009 and April 28, 2009.

•	The description of the registrant’s common stock contained in Item 5 of its Current Report on Form 8-K dated September 1, 1999 (which updates and supersedes the description in its Registration Statement on Form 8-B dated January 7, 1987, as previously updated), including any amendment or report filed for the purpose of updating that description.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          WEC is incorporated under the Wisconsin Business Corporation Law (“WBCL”).
          Under Section 180.0851(1) of the WBCL, WEC is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of WEC. In all other cases, WEC is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of WEC, unless it is determined that he or she breached or failed to perform a duty owed to WEC and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with WEC or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.
          Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under WEC’s Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.
          Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.
     Under Section 180.0833 of the WBCL, directors of WEC against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.
     Articles V and VI of WEC’s Bylaws provide that WEC will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of WEC, or is or was serving at the request of WEC as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. WEC’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.
     Officers and directors of WEC are covered by insurance policies purchased by WEC under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.
     The Plan provides that WEC shall indemnify the Plan administrator, members of the Employee Benefits Committee, members of the Investment Trust Policy Committee, directors and any other employee deemed to be a “fiduciary” against claims in connection with any action or failure to act regarding the Plan (except to the extent any liability may be based on the individual’s own willful misconduct), to the extent required or permitted by law.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference in this registration statement:
Exhibit No.

4.1	Restated articles of incorporation of registrant, as amended and restated effective June 12, 1995. (Incorporated herein by reference to Exhibit (3)-1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 001-09057.)

4.2	Bylaws of the registrant, as amended to May 5, 2005. (Incorporated herein by reference to Exhibit 3.2(b) to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 001-09057.)

5.1	Opinion of Joshua M. Erickson as to the legality of the securities being registered (to the extent such securities may be original issuance or treasury shares as opposed to market purchase shares).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Clifton Gunderson LLP

23.3	Consent of Joshua M. Erickson (contained in Exhibit 5.1 above).

24.1	Power of Attorney (contained in signature page of registration statement).

     The registrant hereby undertakes that it has submitted or will submit the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.
Item 9. Undertakings.
(a)	Rule 415 Offering:

The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference:
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan’s report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Undertaking Relating to Filing of Registration Statement on Form S-8:
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 7, 2009.

WISCONSIN ENERGY CORPORATION

By	/s/ Gale E. Klappa Gale E. Klappa, Chairman of the Board, President
and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes Gale E. Klappa, Allen L. Leverett and Jeffrey West, or any of them, as attorneys-in fact with full power of substitution, to execute in the name of and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this registration statement, including any post-effective amendments.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Gale E. Klappa Gale E. Klappa, Chairman of the Board, President and Chief	August 7, 2009
Executive Officer and Director — Principal Executive Officer

/s/ Allen L. Leverett Allen L. Leverett, Executive Vice President and Chief	August 7, 2009
Financial Officer — Principal Financial Officer

/s/ Stephen P. Dickson Stephen P. Dickson, Vice President and	August 7, 2009
Controller — Principal Accounting Officer

/s/ John F. Bergstrom John F. Bergstrom, Director	August 7, 2009

/s/ Barbara L. Bowles Barbara L. Bowles, Director	August 7, 2009

/s/ Patricia W. Chadwick Patricia W. Chadwick, Director	August 7, 2009

/s/ Robert A. Cornog Robert A. Cornog, Director	August 7, 2009

/s/ Curt S. Culver Curt S. Culver, Director	August 7, 2009

/s/ Thomas J. Fischer Thomas J. Fischer, Director	August 7, 2009

/s/ Ulice Payne, Jr. Ulice Payne, Jr., Director	August 7, 2009

/s/ Frederick P. Stratton, Jr. Frederick P. Stratton, Jr., Director	August 7, 2009
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 7, 2009.

WISCONSIN ENERGY CORPORATION EMPLOYEE RETIREMENT SAVINGS PLAN

By	/s/ Jeffrey West Jeffrey West, Vice President and Treasurer of Wisconsin Energy Corporation; Member of the Employee Benefits Committee